Exhibit 10.12(c)

AMENDMENT NO. 2 TO THE BASE CONTRACT FOR SALE AND PURCHASE OF

NATURAL GAS DATED AS OF NOVEMBER 8, 2010 BETWEEN CHEVRON NATURAL

GAS, A DIVISION OF CHEVRON U.S.A. INC. AND ATLAS RESOURCES, LLC, VIKING

RESOURCES, LLC, AND RESOURCE ENERGY, LLC, DATED AS OF FEBRUARY 2, 2011.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED, AS MARKED BY THREE

ASTERISKS (***), BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS

BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED

WITH THE SECURITIES AND EXCHANGE COMMISSION.

[Redacted Copy]

Specific terms in this exhibit have been redacted, as marked by three asterisks (***), because confidential

treatment for those terms has been requested. The redacted material has been separately filed with the

Securities and Exchange Commission.

AMENDMENT NO. 2 TO THE BASE CONTRACT FOR SALE AND

PURCHASE OF NATURAL GAS

DATED AS OF NOVEMBER 8, 2010

between

CHEVRON NATURAL GAS, A DIVISION OF CHEVRON U.S.A. INC.

and

ATLAS RESOURCES, LLC, VIKING RESOURCES, LLC, AND RESOURCE ENERGY, LLC,

DATED AS OF FEBRUARY 2, 2011

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VIA E-MAIL AND UPS

February 2, 2011

Chevron Natural Gas, a division of Chevron USA Inc.

P.O. Box 4700

Houston, Texas 77210

Attention:         Contract Administration

E-mail:                ELLZ@chevron.com

RE:	Amendment # 2 of NAESB

Ladies and Gentlemen:

This letter will confirm the understanding of Atlas Resources, LLC, Viking Resources, LLC, Resource Energy, LLC and Chevron Natural Gas, a division of Chevron U.S.A. Inc., under that certain Base Contract for Sale and Purchase of Natural Gas dated as of November 8, 2010 and amended as of January 6, 2011 (including the special provisions and forms of transaction confirmations attached thereto), and that certain Agreement Regarding Transaction Confirmations between the same parties and dated as of the same date, that:

1.	All references in each of those agreements to “Base Load Firm Volume” are hereby replaced with “Firm Base Load Volume”;

2.	The reference to Section 2.26 on page 1 of the Base Contract is modified by changing the election of the parties from “Section 2.26” to “Spot Price Publication” and by listing (a) “***” as the Spot Price Publication elected by the parties with respect to Gas at the Columbia, TETCO, NFGS and Dominion Delivery Points, and (b) “***” as the Spot Price Publication elected by the parties with respect to Gas at the Equitrans Delivery Point. If at any time during Years 1, 2 or 3 a new published price index has been established with respect to any Delivery Point and the parties have agreed upon a price with respect to Excess Daily Gas at such Delivery Point in accordance with Paragraph 4 of this letter, the reference to Section 2.26 on page 1 of the Base Contract shall be amended with respect to such Delivery Point to reference the agreed upon Excess Daily Gas price for that Delivery Point;

3.	Clause (a) of the first sentence of Section 2(A) of the “Schedule I — Special Provisions” is hereby amended and restated as follows: “not later than February 2, 2011, nominate on behalf of Seller the Firm Base Load Volume (as defined below) Contract Quantity of Gas to be supplied, purchased and sold hereunder on a Firm basis per day each Month (denominated in MMBtu/day) during Year 1 (as defined below), provided that Resources shall have the option to (i) not later than June 1, 2011, nominate on behalf of Seller a revised Firm Base Load Volume Contract Quantity of Gas to be supplied, purchased and sold hereunder at the TETCO Delivery Point on a Firm basis per day each Month (denominated in MMBtu/day) during the period beginning on July 1, 2011 and ending on March 31, 2012, and (ii) not later than September 1, 2011, nominate on behalf of Seller a revised Firm Base Load Volume Contract Quantity of Gas to be supplied, purchased and sold hereunder at the TETCO Delivery Point on a Firm basis per day each Month (denominated in MMBtu/day) during the period beginning on October 1, 2011 and ending on March 31, 2012.”;

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4.	The second sentence of Section 3(B) of the “Schedule 1 — Special Provisions” is hereby amended and restated in its entirety as follows: “Excess Daily Gas shall be priced at the Spot Price (as defined in the Base Contract by reference to the Spot Price Publication in effect as of the date of this letter). If at any time during Years 1, 2 or 3 a new published price index has been established with respect to any Delivery Point, the parties will attempt to negotiate a mutually-agreeable price with respect to any Excess Daily Gas at such Delivery Point based upon fair market value less a reasonable marketing fee payable to Seller”;

5.	Section 1 of the second paragraph of the “Agreement Regarding Transaction Confirmations” is hereby amended and restated as follows: “not later than February 2, 2011, nominate on behalf of the AHD Entities the Firm Base Load Volume Contract Quantity of Gas to be supplied, purchased and sold hereunder pursuant to the Transaction Confirmation during Year 1, provided that Resources shall have the option to (i) not later than June 1, 2011, nominate on behalf of the AHD Entities a revised Firm Base Load Volume Contract Quantity of Gas to be supplied, purchased and sold at the TETCO Delivery Point pursuant to the Transaction Confirmation during the period beginning on July 1, 2011 and ending on March 31, 2012, and (ii) not later than September 1, 2011, nominate on behalf of the AHD Entities a revised Firm Base Load Volume Contract Quantity of Gas to be supplied, purchased and sold at the TETCO Delivery Point pursuant to the Transaction Confirmation during the period beginning on October 1, 2011 and ending on March 31, 2012; and

6.	The last sentence of the last paragraph of the “Agreement Regarding Transaction Confirmations” is hereby amended by adding the words “on February 2, 2011” at the end of the sentence.

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Please confirm your agreement with the foregoing by executing a copy of this letter in the space provided below and returning it via e-mail to Atlas Resources, LLC at jhammond@atlasenergy.com.

Sincerely,

Atlas Resources, LLC, Viking Resources, LLC and Resource Energy, LLC (severally and not jointly)

By:	/s/ Matthew A. Jones
	Name:	Matthew A. Jones
	Title:	Chief Financial Officer

INTENDING TO BE LEGALLY BOUND, the foregoing is acknowledged and agreed to by the undersigned as of the date first set forth above.

Chevron Natural Gas, a Division of Chevron U.S.A., Inc.

By:	/s/ J. Brent Faulk
	Name:	J. Brent Faulk
	Title:	Vice President Trading CNG

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